UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

Schedule 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

________________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under §240.14a-12.

PHENIXFIN CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit per Exchange Act Rules 14a-6(i)(2) and 0-11.

PHENIXFIN CORPORATION
445 Park Avenue, 10th Floor
New York, New York 10022
(212) 859-0390

April 13, 2022

Dear Stockholder:

You are cordially invited to participate in the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of PhenixFIN Corporation (the “Company”) to be held on May 25, 2022 at 9:00 A.M., Eastern Time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/PFX2022.

If you are a “stockholder of record,” you will be able to vote by following the instructions on the enclosed proxy. If you are a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. You should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction form to your bank or broker or, if your bank or broker allows, submit voting instructions by telephone or the Internet pursuant to instructions provided by your bank or broker..

At the Annual Meeting, you will be asked to:

1.      Elect one (1) director of the Company, to serve for a term of three years, or until his successor is duly elected and qualified;

2.      Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022;

3.      Recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers;

4.      Provide an advisory vote on executive compensation;

5.      Vote on a non-binding stockholder proposal regarding declassification of the Board of Directors of the Company, if properly presented at the meeting;

6.      Vote on a non-binding stockholder proposal regarding investment and distribution activity, if properly presented at the meeting; and

7.      Transact such other business that may properly come before the Annual Meeting.

Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. I, along with other members of the Board and the management of the Company, will be available to respond to stockholders’ questions.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting and vote during the Meeting, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope provided, authorize your proxy by telephone or through the Internet as described on the enclosed proxy card, or, if you are a beneficial owner, follow the voting instruction form of your bank or broker as soon as possible.

We look forward to your participation in the Annual Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,
/s/ David Lorber
David Lorber
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2022.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2021, are available on the Internet through our website at http://www.phenixfc.com.

The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:

•        The date and time of the Annual Meeting and instructions to participate in the Annual Meeting via live webcast;

•        A list of the matters intended to be acted on and our recommendations regarding those matters; and

•        Any control/identification numbers that you need to access your proxy card.

If you have questions about the Annual Meeting or other information related to the proxy solicitation, you may contact Okapi Partners LLC, the Company’s proxy solicitor, at the address and telephone number listed below.

Okapi Partners LLC
1212 Avenue of the Americas, Floor 24
New York, NY 10036
Banks and Brokers Call: (212) 297-0720
All Others Call Toll Free: (844) 201-1170
Email: info@okapipartners.com

PhenixFIN Corporation
445 Park Avenue, 10th Floor
New York, New York 10022
(212) 859-0390

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be Held on
May 25, 2022, 9:00 A.M., Eastern Time

To the Stockholders of PhenixFIN Corporation:

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of PhenixFIN Corporation (the “Company”) will be held on May 25, 2022, at 9:00 A.M., Eastern Time. Due to the public health impact of the COVID-19 outbreak and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/PFX2022. The Annual Meeting will be held, for the following purposes, to:

1.      Elect one (1) director of the Company, to serve for a term of three years, or until his successor is duly elected and qualified;

2.      Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022;

3.      Recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers;

4.      Provide an advisory vote on executive compensation;

5.      Vote on a non-binding stockholder proposal regarding declassification of the Board of Directors of the Company, if properly presented at the meeting;

6.      Vote on a non-binding stockholder proposal regarding Company investment and distribution activity, if properly presented at the meeting; and

7.      Transact such other business that may properly come before the Annual Meeting.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on April 6, 2022. Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/PFX2022. To log in, shareholders (or their authorized representatives) will need the 16 digit control number provided on their proxy card or, if they are a beneficial owner, their voting instruction form. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions. If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (at www.virtualshareholdermeeting.com/PFX2022) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting at 8:45 a.m., Eastern Standard Time, on May 25, 2022.

Whether or not you plan to attend the Annual Meeting, you are urged to vote in advance of the Annual Meeting. If you are a stockholder of record, please sign the enclosed proxy card and return it promptly in the postage-paid return envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. If you hold your shares beneficially through a bank or broker, please follow the voting instruction form of your bank or broker.

If there are insufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Thank you for your support of the Company.

By Order of the Board of Directors,
/s/ David Lorber
David Lorber
Chairman of the Board of Directors

New York, New York
April 13, 2022

To ensure proper representation at the annual meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or vote by telephone or through the internet. Even if you vote your shares prior to the Annual Meeting, you still may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PFX2022 and vote your shares at the time of the Annual Meeting if you wish to change your vote. To log in, shareholders (or their authorized representatives) will need the 16 digit control number provided on their proxy card or voting instruction form.

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.

PhenixFIN Corporation
445 Park Avenue, 10th Floor
New York, New York 10022
(212) 859-0390

PROXY STATEMENT
2022 Annual Meeting of Stockholders
To be Held on May 25, 2022, 9:00 A.M., Eastern Time

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of PhenixFIN Corporation (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2022, at 9:00 A.M., Eastern Time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/PFX2022. To log in, shareholders (or their authorized representatives) will need the 16 digit control number provided on their proxy card or, if they are a beneficial owner, their voting instruction form. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to stockholders on or about April 14, 2022, containing instructions on how to access and review our proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy online, via phone or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

If you are a “stockholder of record” (i.e., you hold shares directly with the Company or the Company’s transfer agent in your name), please sign and date the accompanying proxy card, or authorize your proxy by telephone or through the Internet, as indicated on the proxy card. If the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, based upon the recommendation of the Board, the shares covered by the proxy card will be voted FOR the election of the nominee as director, FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022, FOR the one-year option for frequency of advisory votes on executive compensation, FOR the executive compensation presented in this Proxy Statement, ABSTAIN with respect to Proposal V and AGAINST Proposal VI.

If you are a stockholder of record, you may revoke a proxy at any time by (1) notifying Okapi Partners LLC in writing, (2) submitting a properly executed, later-dated proxy card, or voting via Internet or telephone at a later time or (3) participating in the Annual Meeting and voting your shares at the Annual Meeting. Please send your notification to Okapi Partners LLC, 1212 Avenue of the Americas, Floor 24, New York, NY 10036.

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.

If you hold shares of common stock through a broker, bank or other nominee and you want to participate and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals, to:

1.      Elect one (1) director of the Company, to serve for a term of three years, or until his successor is duly elected and qualified (Proposal I);

2.      Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022 (Proposal II);

3.      Recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers (Proposal III);

4.      Provide an advisory vote on executive compensation (Proposal IV);

5.      Vote on a non-binding stockholder proposal regarding declassification of the Board of the Company, if properly presented at the meeting (Proposal V);

6.      Vote on a non-binding stockholder proposal regarding investment and distribution activity, if properly presented at the meeting (Proposal VI); and

7.      Transact such other business that may properly come before the Annual Meeting.

Record Date

The record date for the Annual Meeting is the close of business on April 6, 2022 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. As of the Record Date, there were 2,206,663 shares of the Company’s common stock outstanding and entitled to vote.

Quorum and Adjournment

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority of outstanding shares of the Company’s common stock as of the Record Date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by a majority of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting, whether or not a quorum exists. Abstentions and “broker non-votes” (see below) will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Vote Required

Election of Directors.    The election of a director requires the affirmative vote of a plurality of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting. Under the plurality voting standard, the nominees who receive the largest number of affirmative votes “FOR”, even if less than a majority, are elected to the Board, up to the maximum number of directors to be elected. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Broker non-votes will have no effect on the outcome of such election.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee as director in accordance with the recommendation of the Board.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year in accordance with the recommendation of the Board.

Advisory Vote on Frequency of Say-on-Pay.    The affirmative vote of a majority of all the votes cast at the Annual Meeting in person or by proxy is required for the approval of the proposal on the frequency of advisory votes on executive compensation. For this proposal, there are four choices for stockholders: each year, every two years, every three years, and abstain. The choice that receives the majority of votes cast will be considered the recommendation of stockholders. As an advisory vote, this proposal is not binding upon the Company. However, the Board and the

Company’s Compensation Committee will consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the one-year option for frequency of advisory votes on executive compensation in accordance with the recommendation of the Board.

Advisory Vote on Executive Compensation.    The affirmative vote of a majority of all the votes cast at the Annual Meeting in person or by proxy is required for the approval of the proposal on executive compensation. As an advisory vote, this proposal is not binding upon the Company. However, the Board and the Compensation Committee will consider the outcome of the vote when making future decisions regarding executive compensation. Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the executive compensation presented in this Proxy Statement in accordance with the recommendation of the Board.

Stockholder Proposal Regarding Declassification of the Board.    The affirmative vote of a majority of all the votes cast at the Annual Meeting in person or by proxy is required for the approval of the stockholder proposal on declassification of the Board. As a non-binding vote, this proposal is not binding upon the Company. However, the Board will consider the outcome of the vote when making future decisions regarding the classified structure of the Board. Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted ABSTAIN on the stockholder proposal on declassification of the Board presented in this Proxy Statement.

Stockholder Proposal Regarding Investment Activity and Distributions.    The affirmative vote of a majority of all the votes cast at the Annual Meeting in person or by proxy is required for the approval of the stockholder proposal on investment activity and distributions. As a non-binding vote, this proposal is not binding upon the Company. However, the Board will consider the outcome of the vote when making future decisions regarding investment and distribution activity. Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted AGAINST the stockholder proposal on investment activity and distributions presented in this Proxy Statement in accordance with the recommendation of the Board.

Broker Non-Votes.    A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote with respect to the election of directors (Proposal I), the advisory vote on frequency of say-on-pay (Proposal III), the advisory vote on executive compensation (Proposal IV), the stockholder proposal on declassification of the Board (Proposal V) or the stockholder proposal on investment activity and distributions (Proposal VI) at the Annual Meeting, but may have discretionary authority to vote on the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm (Proposal II).

Additional Solicitation.    If there are not enough votes to approve any proposals at the Annual Meeting other than Proposal V and/or Proposal VI, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has engaged the services of Okapi Partners LLC, for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $15,000, plus reimbursement of certain expenses and fees for additional services requested. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, director nominees, or executive officers of the Company. No additional compensation will be paid to directors or executive officers of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company. The address of all executive officers and directors is c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)		Percentage of Class(2)
Bradley L. Radoff(3)	179,100		8.1%
Interested Director
David A. Lorber	131,902.116	(4)	6.0%
Independent Directors
Arthur S. Ainsberg (Nominee)	1,000		* %
Howard Amster	234,802	(5)	10.6%
Karin Hirtler-Garvey	1,000		* %
Lowell W. Robinson	1,000		* %
Executive Officers
Ellida McMillan	700		* %
All executive officers and directors as a group (6 persons)			16.8%

____________

*        Represents less than one percent.

(1)      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting or investment power with respect to the securities.

(2)      Based on a total of 2,206,663 shares of the Company’s common stock issued and outstanding on April 6, 2022.

(3)      Based on information included in the Schedule 13G filed by Bradley L. Radoff with the SEC on February 14, 2022. Per the Schedule 13G, Mr. Radoff directly owned 152,600 shares. Mr. Radoff, (i) may be deemed the beneficial owner of the 24,000 shares owned by The Radoff Family Foundation, as a director of The Radoff Family Foundation, and (ii) may be deemed the beneficial owner of the 2,500 shares held in a certain donor advised charitable account, as an advisor to such charitable account, which, together with the 152,600 shares he directly owns, constitutes an aggregate of 179,100 shares beneficially owned by Mr. Radoff. The address of Bradley L. Radoff is 2727 Kirby Drive, Unit 29L, Houston, TX 77098.

(4)      FrontFour Master Fund, Ltd., an exempted company formed under the laws of the Cayman Islands (“FrontFour Master Fund”), beneficially owns 81,662.416 of the reported shares. FrontFour Opportunity Fund, a mutual fund trust formed under the laws of British Columbia, Canada (“FrontFour Opportunity Fund”), beneficially owns 2,085.7 of the reported shares. Each of David A. Lorber, Stephen E. Loukas, and Zachary R. George is a managing member and principal owner of FrontFour Capital Group LLC (“FrontFour Capital”), which serves as an investment manager of FrontFour Master Fund, and a principal owner of FrontFour Capital Corp. (“FrontFour Corp.”), which serves as an investment manager to FrontFour Opportunity Fund.

(5)      These shares are deemed to be beneficially owned by Howard Amster, as a result of his personal ownership and in his capacity as President of Pleasant Lakes Apts. Corp., which is the General Partner of Pleasant Lakes Apts. Limited Partnership, and in his capacity as the trustee of the various trusts listed in the Form 3 filed with the SEC by Mr. Amster on August 24, 2020.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director or Nominee	Dollar Range of Equity Securities in the Company(1)(2)
Interested Directors
David A. Lorber	over $100,000
Independent Directors
Arthur S. Ainsberg (Nominee)	$10,001 – $50,000
Howard Amster	over $100,000
Karin Hirtler-Garvey	$10,001 – $50,000
Lowell W. Robinson	$10,001 – $50,000

____________

(1)      The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

(2)      The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $40.25 on the Record Date on the NASDAQ Global Market (the “NASDAQ”). Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL I:
ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. Pursuant to our charter and bylaws, the Board is divided into three classes, designated Class I, Class II, and Class III. At the Annual Meeting, a Class II director shall be elected for a three-year term. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his or her respective successor is duly elected and qualified.

Arthur S. Ainsberg has been nominated for re-election for a three year term expiring in 2025. If elected, Mr. Ainsberg will continue to serve as the Lead Independent Director and Chair of the Nominating and Corporate Governance Committee, and member of the Audit Committee and Compensation Committee.

Mr. Ainsberg is not being proposed for election pursuant to any agreement or understanding between him and the Company or any other person or entity.

Required Vote

The election of a director requires the affirmative vote of a plurality of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Broker non-votes will have no effect on the outcome of such election.

If a stockholder has delivered its proxy to the Company, and the candidate nominated by the Board should decline or be unable to serve as a director, it is intended that the persons named in the proxy will vote for the election of such person as is nominated by the Board as a replacement. The Board may choose a substitute nominee. If any substitute nominee is designated by the Board, we will file a proxy statement supplement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the Company’s proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named in the proxy card will vote for the substitute nominee chosen by the Board.

Mr. Ainsberg has consented to being named in this Proxy Statement and to serve as a director if elected. Accordingly, the Board has no reason to believe that Mr. Ainsberg will be unable or unwilling to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee as director in accordance with the recommendation of the Board.

Information about the Directors and Director Nominee

The Board has identified certain desired attributes for director nominees. Each of our directors and the director nominee have demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and the director nominee also have sufficient time available to devote to the affairs of the Company, are able to work with the other members of the Board and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominee have been selected such that the Board represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the continuing directors and the director nominee for election at the Annual Meeting is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

Nominee for Class II Director – Term Expiring 2025
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Independent Director
Arthur S. Ainsberg, 75	Director	Class II Director since 2019; Term expires 2022	President of Ainsberg Associates

Former director of AG Mortgage Investment Trust; Nomura Securities International, Inc.; Nomura Global Financial Products, Inc.; Nomura Holding America, Inc.; and National Financial Partners Corporation

____________

(1)      The business address of the director nominee is c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022.

Arthur S. Ainsberg is not an “interested person” of the Company as defined in the 1940 Act. Mr. Ainsberg has over 40 years of experience in the financial services industry and a deep understanding of public and accounting matters for financial service companies. Mr. Ainsberg served as a director, Chairman of the Audit Committee and member of the Compliance Committee of Nomura Securities International, Inc. (the U.S. based broker-dealer of The Nomura Group) from 1996 through December 2014. In September 2012, Mr. Ainsberg was named to the Board of Directors of Nomura Global Financial Products, Inc., and in July 2013, he was named to the Board of Directors of Nomura Holding America, Inc., and served on each board through December 2014. In May 2013, Mr. Ainsberg was named to the Board of Directors of AG Mortgage Investment Trust, a NYSE company structured as a REIT investing in various types of mortgage investments, and served in such capacity until June 2020. From July 2003 through May 2012, Mr. Ainsberg served as a director for National Financial Partners Corporation, an independent financial services distribution company. From August 2009 through June 2011, Mr. Ainsberg served as Chief Operating Officer of Lehman Brothers Inc. in liquidation, the largest and most complex bankruptcy in the United States. Prior to this engagement, Mr. Ainsberg served as the Independent Consultant for Morgan Stanley & Co. from December 2003 until July 2009, under the Global Research Analyst Settlement, and was responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley. Previously, Mr. Ainsberg was Chief Operating Officer at two investment partnerships, Brahman Capital Corp. from 1996 to 2000 and Bessent Capital Corp. during 2001. He also served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000 and was a member of that board from 1993 to 2001. From 1998 to 2000, he was also a member of the Board of District 10 of the National Association of Securities Dealers. Mr. Ainsberg is also the author of Shackleton: Leadership Lessons from Antarctica (2008) and the co-author of Breakthrough: Elizabeth Hughes, the Discovery of Insulin, and the Making of a Medical Miracle (2010).

Mr. Ainsberg has extensive experience in the financial services industry and a deep understanding of public and financial accounting matters for financial services companies.

Continuing Directors

Class I Directors – Term Expires 2024
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Interested Director
David A. Lorber, 43	Director Chairman and Chief Executive Officer	Class I Director, since 2019; Term expires 2024	Chairman and Chief Executive Officer of the Company; Co-Founder and Portfolio Manager of FrontFour Capital; Co-Founder and Principal of FrontFour Corp.	Director of GSR II Meteora Acquisition Corp.; FrontFour Capital and Ferro Corporation
Independent Director
Howard Amster, 74	Director	Class I Director, since 2020; Term expires 2024

President, Pleasant Lake Apts. Corp. (since 1992); Principal and registered representative, investment advisor and financial options and operations principal, Ramat Securities Ltd. (since 1998); Registered Representative, McDonald Partners LLC (2015-July 2020).

Director, Novation Companies, Inc.; Director and member of the Executive Committee of Horizon Group Properties, Inc.
Class III Directors – Term Expires 2023
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Independent Directors
Karin Hirtler-Garvey, 65	Director	Class III Director since 2011; Term expires 2023	See “Other Directorships Held by Director During Past 5 Years”

Director of ProSight Global, Inc. (to be known as Coaction Global, Inc. effective April 19, 2022); USAA Federal Savings Bank; VA Capital Management; and Victory Capital Management. Previously director of ARO Liquidation Inc., the successor company to Aeropostale, Inc.; Aeropostale Inc.; Validus Holdings Ltd.; StarStone and Western World Insurance Group

Lowell W. Robinson, 73	Director	Class III Director since 2019; Term expires 2023	See “Other Directorships Held by Director During Past 5 Years”

Director of Barnes and Noble Education; the New York Academy of Science. Former director of Starboard Value Acquisition Corporation; Aratana Therapeutics, Inc.; ShopHQ; SITO Mobile, Ltd.; Higher One Holdings, Inc.

____________

(1)      The business address of the directors is c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022.

Interested Director

David A. Lorber is an “interested person” of the Company as defined in the 1940 Act due to his position as Chief Executive Officer of the Company. He was appointed Chairman of the Board of the Company and Chief Executive Officer effective January 1, 2021. He is a Co-Founder of FrontFour Capital, an investment adviser, and serves as a Portfolio Manager since January 2007. He is also a Co-Founder of FrontFour Corp., an investment adviser, and has been a Principal since January 2011. Previously, Mr. Lorber was a Senior Investment Analyst at Pirate Capital LLC, a hedge fund, from 2003 to 2006. He was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc., a global real estate firm, from 2000 to 2001. Mr. Lorber serves as a director of GSR II Meteora Acquisition Corp. (NASDAQ: GSRM), a blank check company formed for the purpose of effecting a business combination with one or more businesses, FrontFour Capital and Ferro Corporation (NYSE:FOE), a leading producer of specialty materials and chemicals for manufacturers, since May 2013, where he is also Lead Director, Chairman of its Governance & Nomination Committee and a member of its Compensation Committee. Mr. Lorber earned his B.S. from Skidmore College.

Mr. Lorber’s position as Chief Executive Officer of the Company and his significant financial and investment industry background as well as his board experience and corporate governance awareness from his current and past service as a director allow him to provide valuable advice and guidance to our Board.

Independent Directors

Howard Amster is not an “interested person” of the Company as defined in the 1940 Act. Mr. Amster has acted as a General Partner and owner of apartment projects totaling approximately 900 suites in Cleveland, OH. Since 1998, he has acted Principal and registered representative, investment advisor, and financial options and operations principal of Ramat Securities Ltd. (a formerly registered securities brokerage firm), engaged in proprietary trading and investments. From 2015 until July 2020, Mr. Amster was a registered representative of McDonald Partners LLC (a registered securities brokerage firm). Since 2001, he serves as a member of the Board and the Executive Committee and as a major stockholder of Horizon Group Properties Inc., a real estate operating company (formerly a publically held REIT) owning and managing outlet malls, and a shopping center totaling approximately 2 million square feet of space. Since 2009, Mr. Amster serves as a director of Novation Companies, Inc., a home health care company. From 1988 to January 2020, Mr. Amster was a major stockholder and served as a director of Maple Leaf Financial and its subsidiary Geauga Savings Bank based in Newbury, OH. He was chairman of its asset-liability committee, and was a member of the loan, personnel, and executive committees. In early 2020, the holding company and the bank were acquired by Farmers National Banc Corp. (ticker symbol FMNB).

Mr. Amster has extensive experience in the securities industry, has been both an investment advisor and a proprietary investor and has served as a director of various companies in the financial sector. He also has a significant investment position in the Company, aligning his interests with stockholders.

Karin Hirtler-Garvey is not an “interested person” of the Company as defined in the 1940 Act. Ms. Hirtler-Garvey serves as a Director of USAA Federal Savings Bank, a privately held consumer bank, where she formerly served as the Compensation Committee Chair from June 2018 to December 2019, and also serves as the Risk Committee Chair since 2010 and as a member of its Finance and Audit, Risk, and Nominating and Corporate Governance Committees. She also serves as a Director of ProSight Global, Inc. (to be known as Coaction Global, Inc. effective April 19, 2022), a privately held specialty insurance company, since August 2021 where she chairs the Audit Committee and serves as a member of the Risk Committee. She also serves as a Director of VA Capital Management, a privately held annuities firm, since August 2018, and a Director of Victory Capital Holdings, a publicly traded asset management firm, since October 2014, where she chairs the Audit Committee. Ms. Hirtler-Garvey served as a Director of StarStone, a specialty insurance company, from December 2019 to November 2020, Western World Insurance Group from December 2006 to June 2019, and chaired the Audit Committee from December 2009 to June 2019, and also served as a Member of its Compensation Committee and Pension Committee from April 2011 to September 2014. From August 2017 to August 2018, she served as a Director of Validus Holdings Ltd., the publicly-traded parent company of Western World. Ms. Hirtler-Garvey also served on the board of ARO Liquidation Inc., the successor company to Aeropostale, Inc., where she served as the Chairman of the Board of Directors from February 2012 to May 2016. Ms. Hirtler-Garvey served on the board of Aeropostale from August 2005 to April 2018 where she was the lead independent director and served as a member of the Nominating and Corporate Governance Committee and Chairperson of the Audit Committee. From May 2009 to December 2011, Ms. Hirtler-Garvey was the Chief Risk

Executive for Ally Financial Inc. From June 2008 to June 2009, Ms. Hirtler-Garvey also served as a Director for Residential Capital LLC, a subsidiary of GMAC. From March 2005 to December 2008, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. From 1995 to 2005, Ms. Hirtler-Garvey held various senior level management positions at Bank of America, including Chief Operating Officer, Global Markets, President of Trust and Credit Banking Products, and Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a C.P.A.

Ms. Hirtler-Garvey has had a lengthy tenure in the financial services industry, where she has accumulated extensive experience in senior management positions.

Lowell W. Robinson is not an “interested person” of the Company as defined in the 1940 Act. Mr. Robinson is an experienced executive with over thirty years of senior global strategic, financial, M&A, operational, turnaround and governance experience. From 2007 through 2009, Mr. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc. (formerly NASDAQ:MIVA), an online advertising network, after initially joining the company in 2006 as its Chief Financial Officer and Chief Administrative Officer. Previously, from 2000 to 2002, he served as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com Ltd. (formerly NASDAQ:HOTJ), an online recruiting and job search engine that was sold to Yahoo! Inc. Mr. Robinson was the Chief Financial Officer and Chief Administrative Officer at PRT Group Inc. (formerly NASDAQ:PRTG), a software and IT services company that he helped take public, from 1997 through 1999. Mr. Robinson also previously held senior financial positions at Advo, Inc. (formerly NYSE:AD), a leading direct-mail and marketing services company, Citigroup Inc. (NYSE:C), Uncle Bens Inc., a subsidiary of Mars, Incorporated, and Kraft Foods Inc. (formerly NYSE:KFT). Mr. Robinson currently serves on the Board of Directors of Barnes and Noble Education Inc. (NYSE:BNED), where he chairs the Audit Committee and is a member of the Compensation Committee. He previously served as a director of each of Starboard Value Acquisition Corporation (until its merger with Cyxtera Technologies Inc. (NASDAQ:CYXT) in July 2021), Aratana Therapeutics, Inc. (NASDAQ: PETX), a commercial-stage biopharma company focused on pet products (May 2018 to July 2019), ShopHQ, a digital omnichannel home shopping network (March 2014 to June 2018), SITO Mobile, Ltd. (NASDAQ:SITO), a mobile engagement platform provider (April 2017 to June 2017), Higher One Holdings, Inc. (formerly NYSE:ONE), a financial technology company focused on providing cost-saving solutions (June 2014 to August 2016), The Jones Group, Inc. (formerly NYSE:JNY), an American designer, marketer and wholesaler of branded clothing, shoes and accessories (2005 to April 2014), Independent Wireless One Corp., Diversified Investment Advisors Inc. and Edison Schools Inc. Since September 2018, Mr. Robinson serves on the Executive Committee and Board of Directors of The New York Academy of Science, a not-for-profit organization dedicated to driving innovative solutions to society’s challenges by advancing scientific research, education and policy. He previously was on the non-profit boards of The Council for Economic Education, The Metropolitan Opera Guild, the Smithsonian Libraries and the University of Wisconsin School of Business, where he currently is on the Advisory Board for its Department of Economics. Mr. Robinson earned his M.B.A. from Harvard Business School and B.A. in Economics from the University of Wisconsin.

Mr. Robinson’s broad diversified expertise in various industries, including financial services and corporate finance, his M&A experience and turnaround experience, as well as his experience serving as a director of numerous public companies, makes him well qualified to serve on our Board.

Director Independence

We do not consider a director independent unless the Board has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee of any change in circumstance that may cause his or her status as an independent director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to independent directors.

In order to evaluate the materiality of any such relationship, the board uses the definition of director independence set forth in the listing rules and regulations of the NASDAQ Stock Market LLC (the “NASDAQ Listing Rules”). Rule 5615(a)(5) of the NASDAQ Listing Rules provides that business development companies, such as the Company, are required to comply with all of the provisions of the Rule 5600 series of rules applicable to domestic issuers other than, in applicable part, Rule 5605(b), the section that defines director independence. A director of a business development company shall be considered to be independent if he or she is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of Arthur Ainsberg, Howard Amster, Karin Hirtler-Garvey, and Lowell W. Robinson is independent, has no material relationship with the Company and is not an interested person of the Company as defined in Section 2(a)(19) of the 1940 Act. David Lorber is an interested person of the Company due to his position as Chief Executive Officer of the Company.

Board Leadership Structure

Our Board monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, our Board oversees the activities of our executive officers and other management personnel responsible for the Company’s investment portfolio and operations, and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under the Company’s bylaws, our Board may designate a Chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. We do not have a fixed policy as to whether the Chairman of the Board should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of the Company and its stockholders at such times.

Presently, Mr. Lorber serves as the Chairman of our Board. Mr. Lorber is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company because he is Chief Executive Officer of the Company.

The currently designated lead independent director of our Board is Mr. Ainsberg.

Our corporate governance policies include regular meetings (at least twice on an annual basis) of the independent directors in executive session without the presence of the interested director and management, the establishment of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of the interested director and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board of Directors Role in Risk Oversight

Our Board performs its risk oversight function primarily through (a) its standing Nominating and Corporate Governance Committee and Audit Committee, each of which report to the entire Board and are comprised solely of independent directors, and (b) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements.

Our Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Every quarter, the Board reviews a report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The Chief Compliance Officer’s quarterly report addresses the following: (a) the operation of the compliance policies and procedures of the Company and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s quarterly review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least once each year.

We believe that our Board’s role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a business development company (“BDC”). As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% (or 150% if, pursuant to the 1940 Act, certain requirements are met) immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets,” and we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Committees of the Board of Directors

An Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee have been established by our Board. During the fiscal year of 2021, our Board held 13 meetings, 6 Audit Committee meetings, 1 Nominating and Corporate Governance Committee meeting, and 8 Compensation Committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and meetings of the committees in which he or she serves, as well as each annual meeting of our stockholders.

Audit Committee.    The Audit Committee operates pursuant to a charter approved by our Board, a copy of which is available on our website at http://www.phenixfc.com. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the independent registered public accounting firm for the Company, reviewing with such independent registered public accounting firm the planning, scope and results of its audit of the Company’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing the Company’s annual financial statements and periodic filings and receiving the Company’s audit reports and financial statements. The Audit Committee also establishes guidelines and makes recommendations to our Board regarding the valuation of our investments. The Audit Committee is responsible for aiding our Board in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and the Audit Committee utilize the services of nationally recognized third-party valuation firms to help determine the fair value of these securities. The Audit Committee is currently composed of Karin Hirtler-Garvey (chair), Arthur S. Ainsberg, and Lowell W. Robinson, each of whom is independent as set forth in (the NASDAQ Listing Rules and is not an “interested person” (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Company. Karin Hirtler-Garvey serves as Chair of the Audit Committee. Our Board has determined that each of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Each of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board, a copy of which is available on our website at http://www.phenixfc.com. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee thereof, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee currently does not consider nominees recommended by our stockholders.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•        are of high character and integrity;

•        are accomplished in their respective fields, with superior credentials and recognition;

•        have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•        have sufficient time available to devote to the affairs of the Company;

•        are able to work with the other members of the Board and contribute to the success of the Company;

•        can represent the long-term interests of the Company’s stockholders as a whole; and

•        are selected such that with the other members of the Board represent a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board that best serves the needs of the Company and the interest of its stockholders. The Nominating and Corporate Governance Committee is currently composed of Arthur S. Ainsberg (chair), Howard Amster and Karin Hirtler-Garvey, each of whom is independent as set forth in the NASDAQ Listing Rules and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Compensation Committee.    The Compensation Committee operates pursuant to a charter approved by our Board, a copy of which is available on our website at http://www.phenixfc.com. The Compensation Committee is responsible for formulating and recommending to the full Board the compensation of the Company’s Chief Executive Officer and Chief Financial Officer. Previous to January 1, 2021, when the Company was externally managed, the Compensation Committee was responsible for reviewing and approving the reimbursement by the Company of the compensation of the Company’s Chief Financial Officer, the Company’s Chief Compliance Officer and their respective staffs. The Compensation Committee is currently composed of Karin Hirtler-Garvey, Howard Amster, Arthur S. Ainsberg, and Lowell Robinson (chair), each of whom is independent as set forth in the NASDAQ and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to the Board, c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022. All stockholder communications received in this manner will be delivered to one or more members of the Board. The Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders. At our 2021 annual meeting of stockholders, all directors (who were serving as such) were in attendance.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports are established by the rules of the SEC, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of the copies of such reports and written representations delivered to the Company by such persons, we believe that there were no failures to comply with Section 16(a) reporting requirements by such persons during the Company’s fiscal year ended September 30, 2021, except for one late Form 4 filing reporting one transaction by Ms. McMillan.

Code of Ethics and Practice and Policies Regarding Personal Trading and Hedging of Company Securities

The Company has adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and access person (as defined within the Company’s Code of Ethics) of the Company. The Company’s Code of Ethics can be accessed via our website at http://www.phenixfc.com. The Company intends to disclose any amendments to or waivers from any required provision of the Code of Ethics on Form 8-K.

The Company has established a policy designed to prohibit our executive officers and directors from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The Code of Ethics establishes procedures that apply to our officers, directors, employees and access persons with respect to their personal investments and investment transactions.

In addition, under the Code of Ethics, the Company’s officers, directors, employees and access persons (as such term is defined in the 1940 Act) must receive pre-clearance approval before trading in the Company’s securities. Moreover, officers and directors of the Company are prohibited from engaging in hedging transactions with respect to the Company’s securities, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Compensation of Directors

The following table sets forth compensation of the Company’s directors, for the fiscal year ended September 30, 2021:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Interested Directors
David Lorber(3)	$34,288	—	—	$34,288
Brook Taube(4)	—	—	—	—
Seth Taube(4)	—	—	—	—
Independent Directors
Arthur S. Ainsberg	$245,250	—	—	$245,250
Howard Amster	$172,418	—	—	$172,418
Karin Hirtler-Garvey	$229,522	—	—	$229,522
Lowell W. Robinson	$198,946	—	—	$198,946

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(1)      For a discussion of the independent directors’ compensation, see below.

(2)      We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors. However, our independent directors have the option to receive all or a portion of the directors’ fees to which they would otherwise be entitled in the form of shares of our common stock issued at a price per share equal to the greater of our then current net asset value per share or the market price at the time of payment. No shares were issued to any of our independent directors in lieu of cash during the fiscal year ended September 30, 2021.

(3)      These amounts reflect the fees paid in cash to Mr. Lorber in connection with his service as an independent director prior to his appointment as the Company’s Chief Executive Officer, effective January 1, 2021.

(4)      Effective January 21, 2021, each of Brook and Seth Taube resigned as a director of the Company. Messrs. B. and S. Taube did not receive any compensation from the Company for their service on the Board.

As compensation for serving on our Board, each independent director received, prior to January 4, 2021, annual compensation according to the following schedule:

Compensation Type	Dollar Amount
Annual Retainers
All Independent Directors	$90,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$10,000
Other Audit Committee Members	$12,500
Other Compensation Committee Members	$6,000
Other Nominating and Corporate Governance Committee Members	$6,000

Per Meeting Fees
Board	$3,000
Committee	$2,500

Directors also received reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board and each Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee meeting, if applicable.

On January 4, 2021, the Board approved changes to the compensation structure for its independent directors. Under the new structure, during calendar year 2021, each of the independent directors was paid according to the following schedule:

Compensation Type	Dollar Amount
Annual Retainers
All Independent Directors	$100,000
Lead Independent Director	$30,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Other Audit Committee Members	$12,500
Other Compensation Committee Members	$8,000
Other Nominating and Corporate Governance Committee Members	$8,000

Per Meeting Fees
Board	$3,000
Committee	$2,500

Directors also receive reimbursement of reasonable out-of-pocket expenses relating to their service to the Company.

No shares were issued to any of our independent directors in lieu of cash during the year ended September 30, 2021. In addition, no compensation was paid to directors who were “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) provides information relating to the compensation of the Company’s Named Executive Officers, (“NEOs”) for the fiscal year ended September 30, 2021, who were:

•        David A. Lorber, Chairman of the Board and Chief Executive Officer;

•        Ellida McMillan, Chief Financial Officer;

•        Brook Taube, Former Chairman of the Board and Former Chief Executive Officer; and

•        Richard T. Allorto, Jr., Former Chief Financial Officer.

Messrs. Taube and Allorto served in their respective capacities as Chief Executive Officer and Chief Financial Officer prior to January 1, 2021. Effective January 1, 2021, our Board approved internalizing our operating structure, which we refer to as the “Internalization.” As a result, we began operating as an internally managed non-diversified closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act. Under the external management structure, we had no employees and no employment agreements with any of our executive officers and were not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us. In connection with the Internalization, Messrs. Taube and Allorto ceased serving in such roles effective January 1, 2021. Effective January 1, 2021, Mr. Lorber began service as Chairman and Chief Executive Officer, and Ms. McMillan began service as Chief Financial Officer.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain key executives, motivate them to achieve our business objectives, and reward them for performance.

The compensation program for our NEOs is structured to reflect what we believe to be appropriate practices in corporate governance and executive compensation. The Compensation Committee has the primary authority to establish compensation for the NEOs and administers all executive compensation arrangements and policies. The Company’s Chief Executive Officer assists the Compensation Committee by providing recommendations regarding the compensation of NEOs. The Compensation Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee typically also meets in executive session without the Chief Executive Officer when discussing compensation matters and on other occasions as determined by the Compensation Committee.

The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs. Members of the Compensation Committee consider market practices by reviewing public information for executives at comparable peers.

The Compensation Committee has authority to engage independent compensation consultants to assist the Compensation Committee and provide advice on a variety of compensation matters relating to NEO compensation, other key employee and independent director compensation, incentive compensation plans and compensation trends and best practices. Although compensation consultants may work directly with management on behalf of the Compensation Committee, any such work is under the ultimate control and supervision of the Compensation Committee.

The Compensation Committee retained Pearl Meyer & Partners LLC (“Pearl Meyer”) as an independent compensation consultant to provide such compensation consulting services for fiscal year 2021, including to benchmark and opine on market competitive compensation levels and mix necessary to attract and retain quality executive officers and independent directors. Pearl Meyer received input from Company management regarding the Company’s strategic goals and the manner in which executive compensation supports these goals. The Compensation Committee evaluated Pearl Meyer’s independence from the Company and determined that Pearl Meyer is independent primarily because it does not work for management of the Company, receives no compensation from the Company other than its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates.

Assessment of Market Data

In assessing the competitiveness of executive compensation levels, the Compensation Committee analyzes market data of certain peer companies, including internally managed BDCs. This analysis focuses on the compensation practices at companies reasonably comparable in management structure, asset size, typical investment size and type and general business scope as compared to the Company. Each key element of compensation is reviewed, including: base salary, annual bonuses and any short- and/or long-term incentives.

In regard to other internally managed BDCs like the Company, the Compensation Committee considers the compensation practices and policies pertaining to executive officers as detailed in their company’s respective proxies, research analysts’ reports and other publicly available information. The Compensation Committee may also rely on other available information to compare compensation practices and policies.

Items taken into account from comparable companies include, but are not necessarily limited to, base compensation, bonus compensation, stock option awards, restricted stock awards and other compensation. In addition to actual levels of compensation, the Compensation Committee also considers other approaches comparable companies are taking with regard to overall executive compensation practices. Finally, in addition to analyzing comparable companies, the Compensation Committee also evaluates the relative cost structure of the Company as compared to peer companies.

Assessment of Company Performance

The Compensation Committee believes that improving financial performance coupled with improving stockholders’ returns as well as proportional employee compensation are essential components for the Company’s long-term business success. Accordingly, much emphasis is focused on increasing net asset value per share and net investment income. These metrics, along with stock price performance, are the key performance measures the Compensation Committee uses in its assessment of financial performance.

The Company’s investment objective is to generate current income and capital appreciation. The management team seeks to achieve this objective primarily through making loans, private equity or other investments in privately-held companies. Such investments are key drivers to stockholder returns and value. Achieving this strategy requires a methodical approach and active monitoring and management of our investment portfolio over time. A meaningful part of the Company’s employee base is dedicated to the maintenance of asset values, the generation of new investment opportunities and sustaining and growing our net asset value, and thus stockholder returns and value. The Compensation Committee believes that stability of the management team is critical to achieving successful implementation of the Company’s strategies. Further, the Compensation Committee, in establishing and assessing executive salary and bonuses, is focused on the Company’s results as compared to its performance prior to undergoing the Internalization and not solely the performance of the Company relative to other comparable companies or industry metrics.

Executive Compensation Components

Overview

For fiscal year 2021, the components of the Company’s direct compensation for NEOs included base salary and discretionary cash bonuses. The Compensation Committee analyzed the competitiveness of the components of compensation described herein on both an individual and aggregate basis. The Compensation Committee believes that the total compensation paid to the NEOs for the fiscal year ended September 30, 2021 is consistent with the overall objectives of the Company.

The Compensation Committee designs each NEO’s direct compensation package to appropriately reward the NEO for his or her contribution to the Company. The judgment and experience of the Compensation Committee are weighed with individual and Company performance metrics and in consultation with the Compensation Committee’s independent third-party compensation consultant and the Company’s Chief Executive Officer to determine the appropriate mix of compensation. The Compensation Committee does not target a specific level of compensation relative to market practice; rather, it used such data as a reference point when establishing compensation levels for NEOs. Cash compensation consisting of base salary and discretionary target bonuses tied to achievement of corporate objectives, are intended to motivate NEOs to remain with the Company and work to achieve expected business objectives. At the current time, the Compensation Committee did not include any element of long term incentive consideration; though, the Compensation Committee intends to review the elements of the compensation arrangements of our executive officers from time to time. Each of Mr. Lorber and Ms. McMillan serves at the pleasure of the Board, and neither is party to an employment agreement with the Company.

For additional information regarding the compensation of the NEOs for fiscal year 2021, please refer to “2021 Compensation Determination” and “Compensation of Executive Officers.”

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the past base salary of the individual and the budgetary constraints of the Company. In addition, the Compensation Committee considers the base salaries paid to comparably situated executive officers and other competitive market practices. Relevant data is provided to the Compensation Committee by its independent third-party compensation consultant.

The salaries of the NEOs are reviewed on an annual basis. The leading factors in determining increases in salary level are individual performance, Company performance, budgetary constraints and competitive pressures.

For calendar year 2021, Mr. Lorber received an annual base salary of $425,000, 9/12ths of which (or $314,935.85) was received during fiscal year 2021. For calendar year 2021, Ms. McMillan received an annual base salary equal to $300,000, 9/12ths of which (or $222,307.69) was received during fiscal year 2021. Such amounts were determined to be appropriate with respect to the roles and responsibilities of the NEOs. The Compensation Committee’s goal in setting the base salary levels for the NEOs is to adequately compensate the NEOs for expected base levels of performance and provide for the adequate retention of the NEOs. The Compensation Committee believes that the base salaries were competitive in the marketplace, consistent with budgetary constraints, and appropriate as a key component of an overall compensation package.

Annual Cash Bonuses

Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. Cash bonus awards for the NEOs are generally determined by the Compensation Committee annually on a discretionary basis based on performance criteria, particularly corporate and individual performance goals and other measures. Should actual performance exceed expected performance criteria, the Compensation Committee may adjust individual cash bonuses to take such superior performance into account. Likewise, should actual performance fall below expected performance criteria, the Compensation Committee may adjust individual cash bonuses to take such performance into account.

Mr. Lorber was eligible to earn a discretionary annual bonus payments of up to 100% of his base salary, and Ms. McMillan was eligible to earn a discretionary annual bonus payments of up to 66.67% of her base salary, in each case as determined by the Compensation Committee. The Compensation Committee considered that Mr. Lorber and Ms. McMillan had only been employed by the Company for nine months in fiscal 2021, and for this reason prorated their annual base salary. The Compensation Committee also took into account the major achievements of management during the course of the year, including the Company’s successful transition to an internally managed operating structure, improved financial results, improved stock price performance and key operational achievements. The Compensation Committee therefore determined to award each of Mr. Lorber and Ms. McMillan a cash bonus equal to the maximum bonus to which they would have been entitled had they been employed for the full year in 2021, and granted to Mr. Lorber a cash bonus of $425,000 and to Ms. McMillan a cash bonus of $200,000.

The Compensation Committee considered several major achievements as well as other factors when evaluating the cash bonuses paid to NEOs for 2021. The Compensation Committee also consulted with its independent compensation consultant, considered the NEOs’ employment arrangements and also took into account Company budgetary constraints. The net result of these considerations resulted in the aforementioned discretionary annual cash bonuses being paid to the NEOs. In particular, cash bonuses paid to NEOs for 2021 performance included recognition of the Company’s successful transition to an internally managed operating structure, improved financial results, improved stock price performance, and key operational achievements.

The Compensation Committee did not accord specific weights to these achievements or the other factors and used discretion in determining the cash bonus amount allocated to each executive for 2021. The amount of the annual cash bonus paid to each NEO for 2021 is presented under the caption entitled “Compensation of Executive Officers — Summary Compensation Table.” The Compensation Committee believes that these annual cash bonus awards are individually appropriate based on 2021 performance. Such bonuses comprise a key component of the Company’s overall compensation program.

1940 Act Restrictions on Company Performance Based Compensation

The 1940 Act provides that a BDC may maintain either an equity incentive plan or a “profit-sharing plan,” but not both, for its NEOs and other employees.

The term “profit-sharing plan” is very broadly defined in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company’s gross or net income or any other indicia of the company’s overall financial performance, such as realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based on company performance metrics.

Presently, the Company does not maintain an equity incentive plan or a profit sharing plan, given the Company has only operated for a relatively brief period under an internally-managed structure. However, the Compensation Committee continues to review these options as it explores potentially implementing a long-term incentive plan.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies to the extent compensation paid to any “covered employee” exceeds $1 million in a given taxable year. If we pay any of our “covered employees” compensation in excess of $1 million for any taxable year, the Company generally cannot deduct such excess compensation for U.S. federal income tax purposes. For purposes of Section 162(m), a “covered employee” includes our CEO and our CFO and any other NEO that the Company may designate in the future. In addition, once a person is determined to be a covered employee, such person continues to be a covered employee regardless of whether such person remains an NEO.

While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also considers other factors in making compensation decisions as noted herein and retains the flexibility to authorize amounts and forms of compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by the Company for tax purposes.

Risk Management and Compensation Policies and Practices

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking and concluded: compensation is allocated among base salaries and discretionary cash bonuses in such a way as to not encourage excessive risk-taking.

Specifically, discretionary compensation decisions that are under the exclusive purview of the Compensation Committee include subjective considerations that restrain the influence of formulae or objective-driven determinations that might lead to excessive risk taking.

Stockholder Advisory Vote on Executive Compensation

In accordance with applicable regulations, the Company is holding its first advisory votes at the Annual Meeting, whereby Company stockholders have been asked to vote, on an advisory basis, on each of (i) the frequency at which stockholders will conduct advisory votes regarding executive compensation of NEOs and (ii) the approval of the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K.

Conclusion

We believe that our compensation policies and objectives are designed to fairly compensate, retain and motivate our NEOs and to ultimately reward them for outstanding performance. The retention and motivation of our NEOs should enable us to grow strategically and position ourselves competitively in the market in which we operate.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE MEMBERS

Lowell Robinson, Chair

Arthur Ainsberg

Karin Hirtler-Garvey

Howard Amster

Indemnification Agreements

We have entered into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that the Company shall indemnify the director who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Delaware law and the 1940 Act.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation of the Company’s NEOs, for the fiscal year ended September 30, 2021:

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	All Other Compensation(4)	Total
David A. Lorber Chairman of the Board and Chief Executive Officer	2021	$314,935.85	$425,000.00	$34,288.00	$774,223.85
Ellida McMillan Chief Financial Officer	2021	$222,307.69	$200,000.00	$50,000.00	$472,307.69
Brook Taube(5) Former Member of the Board and Former Chief Executive Officer	2021	—	—	—	—
Richard T. Allorto, Jr.(5) Former Chief Financial Officer	2021	—	—	—	—

____________

(1)      The Company completed the Internalization effective January 1, 2021, prior to which period the Company did not directly compensate its management team in its capacity as such.

(2)      Effective January 1, 2021, Mr. Lorber began service as Chairman and Chief Executive Officer, and Ms. McMillan began service as Chief Financial Officer. The salaries of Mr. Lorber and Ms. McMillan were paid pursuant to the employment arrangements with such individuals and the Company. For calendar year 2021, Mr. Lorber was entitled to receive an initial base salary equal to $425,000, 9/12ths of which was received during fiscal year 2021 and is reflected in the above table. For calendar year 2021, Ms. McMillan was entitled to receive an initial base salary equal to $300,000, 9/12ths of which was received during fiscal year 2021 and is reflected in the above table.

(3)      Mr. Lorber was eligible to earn discretionary annual bonus payments of up to 100% of his base salary, as determined by the Compensation Committee in the manner described herein. With the approval of the Compensation Committee, Mr. Lorber received the full 100% cash bonus amounts for 2021, totaling $425,000. Ms. McMillan was also eligible to earn discretionary annual bonus payments of up to 66.67% of her base salary, as determined by the Compensation Committee in the manner described herein. With the approval of the Compensation Committee, Ms. McMillan received discretionary cash bonus amounts for 2021 totaling the full targeted amount of $200,000.

(4)      These amounts reflect, for Mr. Lorber, the fees paid in cash to Mr. Lorber in connection with his service as an independent director prior to his appointment as the Company’s Chief Executive Officer, effective January 1, 2021. For further discussion of the independent directors’ compensation, please see “Compensation of Directors” below. These amounts reflect, for Ms. McMillan, a consulting fee paid (prior to January 1, 2021) in connection with services provided relating to the Internalization.

(5)      Messrs. Taube and Allorto were not employees of the Company, and the Company did not directly compensate them. Messrs. Taube and Allorto served in their respective capacities as Chief Executive Officer and Chief Financial Officer prior to January 1, 2021. In connection with the Internalization, Messrs. Taube and Allorto ceased serving in such roles effective January 1, 2021.

PROPOSAL II:
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2021 FISCAL YEAR

The Audit Committee and the independent directors of the Board have appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022, and the Audit Committee has asked that this selection be ratified by our stockholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, the Audit Committee is requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The following table (in thousands) displays fees for professional services by Ernst & Young LLP for the fiscal years ended September 30, 2021 and 2020:

	Fiscal Year Ended September 30, 2021	Fiscal Year Ended September 30, 2020
Audit Fees	$670	$630
Audit Related Fees	—	—
Tax Fees	65	92
All Other Fees	—	—
	$735	$722

Audit Fees:    Audit fees include fees for services that normally would be provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and that generally only an independent registered public accounting firm can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees:    Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees:    Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state and local tax compliance.

All Other Fees:    Other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee is composed of Karin Hirtler-Garvey (chair), Arthur S. Ainsberg, and Lowell W. Robinson, each of whom is an independent director.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the PCAOB, and expressing an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at periodically scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review and discussion the results of Ernst & Young LLP’s audits, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee concluded that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also discussed with Ernst & Young LLP matters relating to Ernst & Young LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting and as required by PCAOB Auditing Standard AS1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, as well as the matters in the written disclosures received from Ernst & Young LLP and required by PCAOB Rule 3520 (Auditor Independence). The Audit Committee received a letter from Ernst & Young LLP confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with Ernst & Young LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Ernst & Young LLP’s audits and all fees paid to Ernst & Young LLP during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Ernst & Young LLP for the Company. The Audit Committee has reviewed and considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended September 30, 2021, be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, for filing with the SEC. The Audit Committee also recommended the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2022.

Respectfully Submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Karin Hirtler-Garvey, Chair

Arthur S. Ainsberg

Lowell W. Robinson

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Complaints Regarding Accounting Matters

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chairman. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Gerald Cummins, Chief Compliance Officer

c/o PhenixFIN Corporation

445 Park Avenue, 10th Floor

New York, New York 10022

The Audit Committee Chair may be contacted at:

Karin Hirtler-Garvey, Audit Committee Chair

c/o PhenixFIN Corporation

445 Park Avenue, 10th Floor

New York, New York 10022

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2022.

Abstentions are not considered votes cast on this proposal and will not have an effect on the vote for purposes of ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Because brokers may have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may be permitted to vote your shares for this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year in accordance with the recommendation of the Board.

PROPOSAL III:
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In this proposal, which is provided as required pursuant to Section 14A of the Exchange Act, the Board is asking stockholders to cast a non-binding, advisory vote on how frequently in the future the Company should have say-on-pay votes:

RESOLVED, that the stockholders of the Company recommend, in a non-binding vote, whether an advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

Stockholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may indicate that you are abstaining from voting. This vote, is not binding on the Board. The Board believes that say-on-pay votes should be held annually to give stockholders the opportunity to provide regular input on the Company’s executive compensation programs.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote “FOR” holding the advisory vote every year.

Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ONE-YEAR OPTION AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the one-year option as the frequency for the advisory vote on executive compensation in accordance with the recommendation of the Board.

PROPOSAL IV:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal IV, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. More detailed discussion regarding the compensation of our NEOs is provided under the sections “Compensation Discussion and Analysis” and “Compensation of Executive Officers” above.

Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and objectives, and the core of which is to pay our NEOs based on our and their performance. Specifically, the Compensation Committee strives to fairly compensate, retain and motivate our NEOs and to ultimately reward them for outstanding performance. To do so, the Compensation Committee uses compensation programs designed to reflect what it believes to be appropriate practices in corporate governance and executive compensation.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we recommend our stockholders vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the other related disclosure contained in such Proxy Statement.

The vote for this Proposal IV is advisory, and is therefore not binding upon the Compensation Committee, our Board or the Company. Our Compensation Committee and our Board value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board will evaluate whether any actions are necessary to address such concerns.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote “FOR” the proposal to approve the executive compensation.

Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the advisory resolution to approve the compensation of the Company’s NEOs in accordance with the recommendation of the Board.

PROPOSAL V:
(Non-Binding Stockholder Proposal)
THAT THE BOARD DECLASSIFY THE BOARD OF DIRECTORS

A stockholder, JPL Management Services LLC, submitted the following proposal for inclusion in the Company’s proxy materials. If the stockholder, or a representative of the stockholder who is qualified under state law, is present and properly submits the proposal for a vote, then the proposal will be voted on at the Annual Meeting. As a non-binding vote, if approved, the stockholder’s proposal would be a non-binding recommendation to the Board. The Company will provide JPL Management Services LLC’s address and number of shares held promptly upon oral or written request.

Stockholder Proposal

BE IT RESOLVED, that the shareholders of the Company hereby request that the Board of Directors take the necessary steps to declassify the Board of Directors so that all directors are elected on an annual basis, beginning at the 2023 annual meeting; provided that no director elected prior thereto shall be prevented from completing the term to which such director was elected.

Supporting Statement from Stockholder

We make the same argument that David Lorber, the current CEO and Chairman of the Board of Directors of PhoneixFIN [sic] Corporation, used in a 2009 shareholder proposal that he submitted to Fisher Communications, Inc. seeking to declassify their board:

We believe that the annual election of all directors encourages board accountability to its shareholder constituents. Currently, the Board of Directors of PhenixFIN Corporation is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interest of all shareholders because a classified board protects the incumbency of the Board of Directors, which in turn dilutes the voice of shareholders and limits the Boards accountability to shareholders.

Investors, interest groups and directors are striving to implement best practice corporate governance policies at corporations. The elimination of a classified board is one step toward improved corporate governance at PhenixFIN. The elimination of the staggered board would require each director to stand for election annually. We believe that such annual accountability would serve to keep directors closely focused on performance and the maximization of shareholder value.

For improved corporate governance and Board accountability at PhenixFIN and the annual election of our Board of Directors we ask shareholders to vote YES on this proposal.

The Board’s Statement

The Board of Directors of the Company makes no voting recommendation regarding this non-binding stockholder proposal for the reasons set forth below.

The Board appreciates that modern corporate governance practice favors the annual election of all directors and that a staggered board is often viewed as protecting the incumbency of the directors rather than promoting the interests of stockholders.

The Board is interested in the views of the Company’s stockholders on this issue and intends to take those views into account in deciding whether to pursue changes in the structure of the Board.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote “ABSTAIN” on the proposal to declassify the Board.

Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted ABSTAIN on the non-binding resolution to approve Proposal V in accordance with the recommendation of the Board.

PROPOSAL VI:
(Non-Binding Stockholder Proposal)
THAT THE BOARD CEASE MAKING NEW INVESTMENTS AND RETURN CAPITAL FOR AS LONG AS THE DISCOUNT BETWEEN CLOSING PRICE PER SHARE OF THE COMPANY AND LAST REPORTED NET ASSET VALUE EXCEEDS 5%

A stockholder, James Clark, submitted the following proposal for inclusion in the Company’s proxy materials. If the stockholder, or a representative of the stockholder who is qualified under state law, is present and properly submits the proposal for a vote, then the proposal will be voted on at the Annual Meeting. The Board unanimously recommends that you vote AGAINST the proposal. The proposal and the stockholder’s supporting statement, exactly as received from the stockholder, are set forth below and are followed by the Board’s explanation of its reasons for opposing the proposal. As a non-binding vote, if approved, the stockholder’s proposal would be a non-binding recommendation to the Board. The Company will provide Mr. Clark’s address and number of shares held promptly upon oral or written request.

Stockholder Proposal

BE IT RESOLVED, that the shareholders of Phenixfin Corporation (the “Company”), request that the Board of Directors (the “Board”) direct the CEO, David Lorber, to cease making any new investments, other than investments required to maintain the value of companies in the Company’s existing portfolio, for as long as the discount between the closing price per share of common stock, $0.01 par value, of the Company (each a “Share”) and the last reported net asset value (“NAV”) per Share on the Company’s Form 10-Q or Form 10-K filed with the Securities and Exchange Commission (“SEC”) exceeds 5%. For as long as this remains the case, the Board shall direct the CEO to return any capital in excess of the Company’s normal working capital requirements to shareholders in the most tax-efficient manner.

Reprinted Supporting Statement from Stockholder

The company has traded at a persistent discount to net asset value as have most Business Development Companies (“BDCs”) under $200 million in market capitalization. Additionally, this same cohort of BDCs has consistently underperformed the BDC universe on a NAV total return basis across short- and longterm horizons. Subscale BDCs like Phenixfin lack the scale to adequately maintain appropriate investment professionals and incur significantly higher expenses per dollar of managed assets. Returning capital to shareholders via buybacks, tender offers, or dividends would allow investors to realize NAV on their investment. Similarly, merging Phenixfin into another BDC at or close to NAV would immediately facilitate return of capital at, or close to NAV.

We urge you to vote FOR this proposal.

The Board’s Opposing Statement

The Board of Directors of the Company recommends that you vote “AGAINST” this non-binding stockholder proposal for the reasons set forth below.

The Board believes that this proposal is not in the best interest of the Company and its stockholders. The proposal would constrain the Company from making any new investments. This would effectively undermine the Company’s regulatory election to operate as a business development company which is defined by law as a company that is “operated for the purpose of making investments”. Moreover, it would disrupt the Company’s ongoing various efforts to implement the Company’s investment objective and would thus be detrimental to existing efforts to increase stockholder value. The Board notes that its primary objective is enhancement of long-term stockholder value (by generating current income and capital appreciation), and management has already undertaken strategies to increase and realize net asset value as set forth below.

First, since Internalization, the Company has increased its NAV by 11.4% through December 31, 2021. In addition, the Company has monetized 15 positions totaling $116.2 million and deployed capital into 21 new investments and six add on investments, aggregating $135.6 million, since Internalization. The Board is keenly aware of the Company’s trading discount to NAV, and monitors the current situation on a regular basis.

Second, despite its smaller scale, the Company has significantly reduced its operating expenses since its Internalization, with total operating expenses decreasing by 44%, or $5.6 million, for the most recently completed calendar year (since Internalization) as compared to calendar year 2020.

Third, to further enhance value, in January 2021, the Board authorized the Company to repurchase up to $15 million worth of its stock by way of a share repurchase program. Additionally, in February 2022, the Board expanded the program to $25 million. Since announcing this share repurchase program on January 11, 2021, the Company has repurchased an aggregate of 516,191 shares of common stock settled through March 31, 2022, or 18.95% of shares outstanding as of the program’s inception, with a total cost of approximately $20.7 million. This program has thus far resulted in approximately $4.33 per share of incremental NAV. The Board believes the share repurchase program in place is an effective method for enhancing stockholder value and returning excess cash to stockholders.

Finally, the Board and Company management regularly evaluate strategic opportunities to increase stockholder value. For example, the Company recently launched FlexFIN, LLC, an asset-based lending business (in the gem industry) owned in partnership with Kwiat/Fred Leighton, which has already generated attractive returns.

Accordingly, the goal of increasing and realizing NAV set forth in the stockholder’s supporting statement is and continues to be addressed vigorously. As a result, the Board believes that implementation of Mr. Clark’s proposal would be unnecessary, and moreover would be harmful and contravene the Company’s regulatory treatment. The Board is continuously evaluating opportunities to enhance stockholder value and has demonstrated its willingness to enact various value-creating measures since the Internalization. The Board recommends that stockholders vote AGAINST Mr. Clark’s proposal.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote “AGAINST” this stockholder proposal.

Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted AGAINST the non-binding resolution to approve Proposal VI in accordance with the recommendation of the Board.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies will vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting.

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022, by telephone at (212) 859-0390, or on our website at http://www.phenixfc.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting, if any, must be submitted to us as set forth below.

The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met. The Company expects that the 2023 Annual Meeting of Stockholders will be held in the second calendar quarter of 2023, but the exact date, time, and location of that meeting have yet to be determined. If the 2023 Annual Meeting of Stockholders is held within thirty (30) days from the first anniversary of the Annual Meeting, a stockholder who intends to present a proposal in the Company’s proxy statement for that annual meeting, including the nomination of a director, must submit the proposal in writing to Ellida McMillan, PhenixFIN Corporation, at its address of 445 Park Avenue, 10th Floor, New York, NY 10022, and the proposal should be received by the Company between September 22, 2022 and 5:00 p.m. Eastern Time on November 21, 2022. In the event that the date of that annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the Annual Meeting, a timely notice by the stockholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to that annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of that annual meeting is first made. Additionally, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2023.

If the stockholder is not seeking inclusion of a proposal in the Company’s proxy statement for that annual meeting, the stockholder’s notice of the proposal must be delivered to or mailed and received at the Company’s address by a date that is ninety (90) days prior to the date of 2023 Annual Meeting of Stockholders). The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Online Access to Annual Reports on Form 10-K and Proxy Statements

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for our fiscal year ended September 30, 2021, are available at www.phenixfc.com. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are a stockholder of record and share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Okapi Partners LLC by calling (212) 297-0720, toll-free at (877) 796-5274 or by email to info@okapipartners.com. Similarly, if you are a stockholder of record, you may also contact Okapi Partners LLC if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By order of the Board of Directors,
/s/ David Lorber
David Lorber
Chairman of the Board

New York, New York

April 13, 2022

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except as permitted by law, or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about our stockholders to employees with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

SCAN TO
VIEW MATERIALS & VOTE

D79103-P73716

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PHENIXFIN CORPORATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEE, FOR PROPOSAL 2, FOR THE ONE-YEAR OPTION FOR PROPOSAL 3, FOR PROPOSAL 4 AND AGAINST PROPOSAL 6:

	One Year	Two Years	Three Years	Abstain
3. To recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PHENIXFIN CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79103-P73716 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 25, 2022. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 are available at: www.phenixfc.com D79104-P73716 PHENIXFIN CORPORATION Annual Meeting of Stockholders May 25, 2022 at 9:00 A.M. (ET) This Proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints David Lorber and Ellida McMillan, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of PhenixFIN Corporation (the “Company”) to be held virtually at ww.virtualshareholdermeeting.com/PFX2022 on May 25, 2022 at 9:00 A.M., Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the Annual Meeting, and any adjournments or postponements thereof, with all the powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and revokes any proxy heretofore given with respect to the Annual Meeting. In order to attend the virtual meeting, log in at www.virtualshareholdermeeting.com/PFX2022 using your 16 digit control number provided. If you do not have your control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions. If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (at www.virtualshareholdermeeting.com/PFX2022) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting at 8:45 A.M., Eastern Time, on May 25, 2022. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified it will be voted FOR Proposals 1, 2 and 4, FOR the one year option for Proposal 3, ABSTAIN with respect to Proposal 5 and AGAINST Proposal 6 and in the discretion of the proxies with respect to any other matters that may come before the meeting on which action can properly be taken, including any adjournments thereof. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

Your Vote Counts!PHENIXFIN CORPORATION2022 Annual MeetingVote by May 24, 202211:59 PM ETD79126-P71921You invested in PHENIXFIN CORPORATION and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 25, 2022.Get informed before you voteView the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 11, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or(3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.comControl #Smartphone usersPoint your camera here and vote without entering a control numberVote Virtually at the Meeting*May 25, 20229:00 A.M., Eastern TimeVirtually at:www.virtualshareholdermeeting.com/PFX2022*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.PHENIXFIN CORPORATION2022 Annual MeetingVote by May 24, 202211:59 PM ETVoting ItemsBoard Recommends1. To elect Arthur Ainsberg, to serve as director for a term of three years, or until his successor is duly elected and qualified. For2. To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. For3. To recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers. 1 Year4. To provide an advisory vote on executive compensation. For5. To vote on a non-binding stockholder proposal regarding declassification of the Board of Directors, if properly presented at the Annual Meeting. N/A6. To vote on a non-binding stockholder proposal regarding investment and distribution activity, if properly presented at the Annual Meeting. AgainstNOTE: Such other business as may properly come before the meeting or any adjournment thereof.